Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

between

REGIONS FINANCIAL CORPORATION

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

DATED AS OF DECEMBER 10, 2007

Supplement to Indenture dated as of May 15, 2002

(Subordinated Debt Securities)

THIRD SUPPLEMENTAL INDENTURE, dated as of December 10, 2007 (this “Supplemental Indenture”), between REGIONS FINANCIAL CORPORATION, a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee.

RECITALS

WHEREAS, the Company and the Trustee have entered into an Indenture dated as of May 15, 2002 (the “Indenture”), providing for the issuance by the Company from time to time of its subordinated debt securities;

WHEREAS, the Company and the Trustee have amended and supplemented the Indenture by that certain Supplemental Indenture, dated as of May 15, 2002, and that certain Second Supplemental Indenture, dated as of April 27, 2007;

WHEREAS, Section 901 of the Indenture provides that the Company and the Trustee may, without the consent of any Holder, enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted by Section 201 and 301 thereof;

WHEREAS, the Company desires to provide for the establishment of a new series of Securities pursuant to Sections 201 and 301 of the Indenture, the form and substance of such Securities and terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes of establishing the terms of such Securities and providing for the rights, obligations and duties of the Trustee with respect to such Securities;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company;

WHEREAS, the Company has delivered to the Trustee an Officer’s Certificate pursuant to Section 903 of the Indenture to the effect that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture have been complied with;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and satisfy all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes (as defined herein), when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company; and

WHEREAS, all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

CREATION OF THE NOTES

Section 1.1 Designation of Series. Pursuant to the terms hereof and Sections 201 and 301 of the Indenture, the Company hereby creates a series of its subordinated debt securities designated as the “7.375% Subordinated Notes due 2037” (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Indenture.

Section 1.2 Form and Denomination of Notes. The Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest and have such other terms as are stated in the form of definitive Notes or in the Indenture, as supplemented by this Supplemental Indenture. The Stated Maturity of the Notes shall be December 10, 2037. The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 1.3 Limit on Amount of Series. The Notes shall initially be limited to U.S.$ 300,000,000 in aggregate principal amount, and may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the delivery of a Company Order.

Section 1.4 No Redemption or Sinking Fund. No sinking fund will be provided with respect to the Notes. The Notes are not subject to redemption prior to Stated Maturity.

Section 1.5 Notes Not Convertible or Exchangeable. The Notes will not be convertible or exchangeable for other securities or property.

Section 1.6 Issuance of Notes; Selection of Depository. The Notes shall be issued as Registered Securities in permanent global form, without coupons. The initial Depository for the Notes shall be DTC.

Section 1.7 Covenants Not Applicable To Notes. Section 1014 of the Indenture shall not apply to the Notes.

Section 1.8 Further Issuances. The Company may, without consent of the Holders of the Notes, increase the principal amount of the Notes by issuing additional Notes on the same terms and conditions as the Notes, except for any differences in the issue price and interest accrued prior to the date of issuance of the additional Notes, and with the same CUSIP number as the Notes. The Notes and any additional Notes issued by the Company will rank equally and ratably and shall be treated as a single series of Securities for all purposes under the Indenture.

Section 1.9 Defeasance and Covenant Defeasance. Pursuant to Section 301(19) of the Indenture, the provisions of Sections 1402 and 1403 of the Indenture relating to defeasance and discharge and covenant defeasance, respectively, shall be applicable to the Notes.

ARTICLE TWO

SECURITIES REGISTRAR AND PAYING AGENT

Section 2.1 Securities Registrar; Paying Agent. The Company appoints Deutsche Bank Trust Company Americas as Securities Registrar and Paying Agent with respect to the Notes.

ARTICLE THREE

EVENTS OF DEFAULT

Pursuant to Section 201, Section 301(15)(a) and Section 301(27) of the Indenture and in full substitution of the terms of Section 501 of the Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:

Section 3.1 Events of Default. An Event of Default with respect to the Notes means any one of the following events (whatever the reason for such Event of Default, whether it shall be occasioned by the provisions of Article Seventeen of the Indenture and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Bankruptcy Law, or appointing a receiver or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(b) the commencement by the Company of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization relief under any applicable Bankruptcy Law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a receiver or similar official of the Company or of any substantial part of its property or the taking of corporate action by the Company in furtherance of any such action; or

(c) (i) the appointment by a competent government agency having primary regulatory authority over the Principal Subsidiary Bank under any applicable federal or state banking law, Bankruptcy Law or similar law now or hereafter in effect of a receiver of the Principal Subsidiary Bank, or (ii) the entry of a decree or order in any case or proceeding under any applicable federal or state banking law, Bankruptcy Law or other similar law now or hereafter in effect appointing any receiver of the Principal Subsidiary Bank.

As used in this Section 3.1, “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.

Section 3.2 Acceleration of Maturity. If, and only if, an Event of Default specified in Section 3.1 hereof occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes (voting as a single class) may declare the principal amount of all of the Outstanding Notes, together with accrued interest (including any Additional Interest) to the date of declaration thereon, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration such amounts shall become immediately due and payable. Notwithstanding anything in the Indenture to the contrary, the Notes are not subject to acceleration upon any other Event of Default.

Section 3.3 Rescission and Annulment. At any time after a declaration of acceleration with respect to the Notes has been made, as provided in Section 3.2 hereof, and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Article Five of the Indenture, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in Dollars: (A) all overdue installments of interest on all Outstanding Notes; (B) the principal amount of any Outstanding Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such

Notes; (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest (including any Additional Interest) at the rate or rates borne by or provided for in the Notes; and (D) all sums paid or advanced by the Trustee hereunder and under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and (2) all Events of Default with respect to the Notes have been cured or waived as provided in the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

ARTICLE FOUR

MISCELLANEOUS

Section 4.1 Effectiveness. This Supplemental Indenture will become effective upon its execution and delivery.

Section 4.2 Application of Supplemental Indenture. Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Indenture.

Section 4.3 Benefits of Supplemental Indenture. Nothing contained in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to the Indenture, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors under the Indenture, the holders of Senior Debt and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 4.4 Modification of the Indenture. Except as expressly provided by this Supplemental Indenture, the provisions of the Indenture shall govern the terms and conditions of the Notes.

Section 4.5 Defined Terms. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

Section 4.6 Effective Date. This Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 4.7 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.8 Successors and Assigns. All covenants and agreements in the Indenture, as supplemented and amended by this Supplemental Indenture, by the Company will bind its successors and assigns, whether so expressed or not.

Section 4.9 Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 4.10 Ratification of the Indenture. The Indenture as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture will be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 4.11 Governing Law. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

REGIONS FINANCIAL CORPORATION

By:	/s/ Eric J. Haas
Name:	Eric J. Haas
Title:	Executive Vice-President and Treasurer

Attest:	/s/ Carl L. Gorday
Name:	Carl L. Gorday
Title:	Assistant General Counsel and Assistant Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Kenneth Ring
Name:	Kenneth Ring
Title:	Vice-President

By:	/s/ David Contino
Name:	David Contino
Title:	Assistant Vice-President

EXHIBIT A

FORM OF FACE OF SECURITY

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS SECURITY IS AN UNSECURED DEBT OBLIGATION OF THE COMPANY. THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS SECURITY IS A SECURITY IN GLOBAL FORM (“GLOBAL SECURITY”) WITHIN THE MEANING OF THE SECTION 203 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE BASE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]

REGIONS FINANCIAL CORPORATION

7.375% SUBORDINATED NOTES

DUE 2037

No.	U.S.$

CUSIP NO. 7591EPAE0

REGIONS FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of •(U.S.$•) on December 10, 2037 and all accrued and unpaid interest thereon on December 10, 2037, or if such day is not a Business Day, the following Business Day. The Company further promises to pay interest on said principal sum from and including December 10, 2007, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on June 10 and December 10 in each year (each an “Interest Payment Date”), commencing June 10, 2008 at the rate of 7.375% per annum, computed for any full semiannual period on the basis of a 360-day year of twelve 30-day months and computed for any partial semiannual period on the actual days elapsed during such period, until the principal hereof is due, and at the rate of 7.375% per annum on any overdue principal amounts, and, to the extent permitted by law, on any overdue interest.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 25 or November 25 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Interest on the Outstanding Securities payable at maturity will be payable to the persons to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payments of principal shall be made upon the surrender of this Security at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York or in the City of Birmingham, Alabama, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, by

Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Security may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a Dollar account.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (iii) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.

Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed and delivered under its corporate seal.

[Signature Page Follows]

REGIONS FINANCIAL CORPORATION

By:
Name:	Eric J. Haas
Title:	Executive Vice-President and Treasurer

[Corporate Seal]

Attest:
Name:	Carl L. Gorday
Title:	Assistant General Counsel and Assistant Secretary

Dated:

(Trustee’s Certificate of Authentication)

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Officer

[FORM OF REVERSE SIDE OF THE SECURITY]

This Security is one of a duly authorized issue of subordinated debt securities of the Company designated as its “7.375% Subordinated Notes due 2037” (the “Securities”), initially limited in aggregate principal amount to U.S. $300,000,000, issued and to be issued under an Indenture, dated as of May 15, 2002 (herein called the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”, which term includes any successor trustee under the Base Indenture), and a Third Supplemental Indenture, dated as of December 10, 2007 between the Company and the Trustee (the “Supplemental Indenture”; the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Securities in the requested denominations.

No sinking fund is provided for the Securities. The Securities are not subject to redemption prior to December 10, 2037.

The Company may, without consent of the holders of the Securities, increase the principal amount of the Securities by issuing additional securities in the future on the same terms and conditions as the Securities, except for any difference in the issue price and interest accrued prior to the date of issuance of the additional securities, and with the same CUSIP number as the Securities. The Securities and any additional Securities issued by the Company would rank equally and ratably and would be treated as a single series for all purposes under the Indenture.

In any case where the due date for the payment of the principal of or interest on any Security at any Place of Payment, as the case may be, is not a Business Day, then payment of principal or interest (including any Additional Interest) need not be made on or by such date at such place but may be made on or by the next succeeding Business Day, with the same force and effect as if made on the date for such payment, and no interest shall accrue on the amount so payable for the period after such date.

[The following paragraph shall appear in each Global Security:

In the event of a deposit or withdrawal of an interest in this Security, including an exchange or transfer of this Security in part only, the Trustee, as custodian of the Depository, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of The Depository Trust Company applicable to, and as in effect at the time of, such transaction.]

If, and only if, an Event of Default described in Section 3.1 of the Supplemental Indenture occurs and is continuing, the principal of all the Outstanding Securities, together with accrued interest (including any Additional Interest) to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company’s obligations in respect of the payment of the principal of and interest on the Securities shall terminate. Notwithstanding anything in the Indenture to the contrary, the Securities are not subject to acceleration upon any other Event of Default.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including any Additional Interest) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

The Securities will be subject to defeasance and covenant defeasance pursuant to Sections 1402 and 1403 of the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or the City of Birmingham, Alabama (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal (and premium, if any) or interest (including any Additional Interest) on this Security and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All capitalized terms used in this Security which are defined in the Indenture, and not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Security)
* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.